EXHIBIT 99.1

Lowell Farms Inc. Announces Unaudited Third Quarter 2023 Financial and Operational Results

SALINAS, Calif., Nov. 14, 2023 (GLOBE NEWSWIRE) -- Lowell Farms Inc. (the “Company”) (CSE: LOWL; OTCQX: LOWLF), a California-born vertically integrated cannabis company with advanced production capabilities including cultivation, extraction, manufacturing, and distribution, announces unaudited revenue and operating results for the third quarter (ended September 30, 2023). All figures stated are in US Dollars.

Third Quarter Financial Highlights

Revenues:

  Net revenue generated for Q3 2023 decreased 28% to $6.2 million, as compared to $8.7 million for Q3 2022. Net revenue was $7.0 million for Q2 2023, a decrease of 12%.
    CPG revenue decreased 29% compared to Q3 2022 and decreased 2% compared to Q2 2023.
    Bulk revenue from self-grown wholesale products decreased 39% compared to Q3 2022 and decreased 47% compared to Q2 2023. In Q3 2023, there was a 49% decrease in volume and a 3% increase in realized price per pound compared to Q2 2023.
    LFS revenue increased 384% compared to Q3 2022 and increased 79% compared to Q2 2023.
    Out of state licensing revenue decreased 38% compared to Q3 2022 and decreased 19% compared to Q2 2023.

Gross Margin:

  Gross margin for Q3 2023 was negative 7.1%, representing a gross loss of negative $0.4 million, compared to a gross margin of negative 4.8% for Q2 2023, which represented a gross profit of $0.3 million.

Operating Loss:·

  Operating loss was $2.8 million compared to an operating loss of $5.2 million in Q3 2022, a 46% improvement. Operating loss was $2.6 million in Q2 2023.

Net Income:

  Net loss was $20.2 million compared to a net loss of $4.8 million in Q3 2022, and a net loss of $0.1 million for Q2 2023.

Adjusted EBITDA:

  Adjusted EBITDA was negative $1.3 million compared to adjusted EBITDA of negative $3.5 million in Q3 2022 and adjusted EBITDA of negative $1.2 million in Q2 2023. Adjusted EBITDA is a non-GAAP financial measure. See “Use of Non-GAAP Financial Information” below for further information and a detailed reconciliation to Net Loss, the closest comparable GAAP measure.

Revenue Summary ($’s in ‘000)
				Q3’23 vs Q2’23
	Q3’22	Q2’23	Q3’23	Growth
CPG Revenues	$6,137	$4,438	$4,369	-2%
Bulk Product	$1,956	$2,263	$1,196	-47%
LFS	$254	$94	$455	384%
Out-of-State Licensing	$310	$237	$192	-19%
Total	$8,657	$7,032	$6,212	-12%

“One year into our ambitious restructuring strategy, the decisions we’re making have enabled us to eliminate millions in debt, and secured rights to advance the Lowell brand, positioning ourselves for growth and success,” says Chairperson of the Board Ann Lawrence. “The completion of this deal allows the company to refocus on expanding our portfolio while continuing to build strong partnerships within the California Cannabis market.”

Subsequent events to the second quarter ended June 30, 2023:

  Lowell Farms Announces Share Consolidation
    https://ir.lowellfarms.com/news-events/press-releases/detail/113/lowell-farms-inc-announces-share-consolidation
  Lowell Farms Announces Repurchase of $22 Million of Senior Secured Convertible Debentures
    https://ir.lowellfarms.com/news-events/press-releases/detail/114/lowell-farms-inc-announces-repurchase-of-22-million-of

Operational Highlights and Ongoing Initiatives:

  Cultivation Quality and Efficiency:
    Continuing to refine its cultivation processes, genetics, and enhance facilities and systems is always at the forefront of the Company's objectives.
      Lowell Farms saw flower product totaling approximately 5,727 pounds during the third quarter of 2023 compared to 6,730 in Q2 of 2023.
        The Company harvested 39 times in Q3 2023; in contrast to 36 harvests in Q2 2023.
        The average turn time for the flowering rooms remained consistent with 60 days in Q3 and Q2 2023.
      The average flower potency was 27.1% in Q3 2023 compared to 26.1% in Q2 2023.
  Lowell Farm Services:
    Lowell Farms Services (LFS) is the Company’s cannabis processing facility in Salinas Valley.
      In Q3 2023 the Company generated revenue of $0.5 million associated with Lowell Farm Services compared to $0.1 million in Q2 2023. LFS revenue includes sales of third party bulk flower.
      Lowell Farm Services had a record quarter with processing approximately 114,200 pounds of wet weight third-party flower in Q3 2023 compared to 23,300 pounds in Q2 2023.
  California Market Trends:
    Lowell Herb Co.
      Lowell 35s brand extension revenue during Q3 2023 was $887k.
      Lowell has remained one of the top three selling non-infused pre-roll brands in California and ranked as one of the top 20 brands in the state, according to Headset data.
      Infused 35’s product extension launched in Q2 with approximately $57k in sales compared to Q3 with $74k in sales.
      Sales of Lowell branded products generated revenue of $3.1 million in Q3 2023, compared to $3.5 million for Q2 2023.
  Distribution Capabilities:
    Logistics
      The average drop value was approximately $3,939 in Q3 2023 compared to $3,883 in Q2 2023.

Q3 Financial Results Earnings Conference Call Details:
The conference call with management at 8:30 a.m. ET on Tuesday, November 14, can be accessed using the following dial-in information:

U.S. and Canadian Toll Free:	1-888-349-0084
International:	1-412-317-0455
Webcast:	Link here

Please dial-in at least 10 minutes before the call to register.

The conference call will be webcast live and archived on the investor relations section of the Lowell Farms website at https://ir.lowellfarms.com/.

ABOUT LOWELL FARMS INC.
Lowell Farms Inc. (CSE:LOWL; OTCQX:LOWLF) (the “Company”) is a California-based cannabis company with advanced production capabilities supporting every step of the supply chain, including cultivation, extraction, manufacturing, brand sales, marketing, and distribution. Lowell Farms grows artisan craft cannabis with a deep love and respect for the plant, and prides itself on using sustainable materials – from seed to sale – to produce an exclusive portfolio of award-winning brands, including Lowell Herb Co, House Weed, Moon, Cypress Cannabis, and Original Pot Co. for licensed retailers statewide.

Lowell Farms Inc. Media Contact
pr@lowellfarms.com

Lowell Farms Inc. Investor Relations Contact
Bill Mitoulas
416.479.9547
ir@lowellfarms.com

Lowell Farms Inc. Company Contact
Mark Ainsworth
ir@lowellfarms.com

Forward-Looking Information and Statements
This news release contains certain "forward-looking information" within the meaning of applicable Canadian securities legislation and may also contain statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking information and forward-looking statements are not representative of historical facts or information or current conditions, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or may contain statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "will continue", "will occur" or "will be achieved.” The forward-looking information and forward-looking statements contained herein may include, but are not limited to, the anticipated growth of Lowell Farm Services and the ability of the Company to successfully achieve its business objectives and expectations for other economic, business, and/or competitive factors. There can be no assurance that such forward-looking information and statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such forward-looking information and statements. This forward-looking information and statements reflect the Company’s current beliefs and are based on information currently available to the Company and on assumptions the Company believes are reasonable.

Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking information. Such risks and other factors may include, but are not limited to: general business, economic, competitive, political and social uncertainties; general capital market conditions and market prices for securities; operating and development costs; competition; changes in legislation or regulations affecting the Company; the timing and availability of external financing on acceptable terms; the available funds of the Company and the anticipated use of such funds; favorable production levels and outputs; the stability of pricing of cannabis products; the level of demand for cannabis product; the availability of third-party service providers and other inputs for the Company’s operations; lack of qualified, skilled labor or loss of key individuals; and risks and delays resulting from the COVID-19 pandemic. A description of additional assumptions used to develop such forward-looking information and a description of additional risk factors that may cause actual results to differ materially from forward-looking information can be found in the Company’s disclosure documents, such as the Company’s annual information form filed on the SEDAR website at www.sedar.com and the Company's Form 10 filed on the SEC website at www.sec.com. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Readers are cautioned that the foregoing list of factors is not exhaustive. Readers are further cautioned not to place undue reliance on forward-looking information as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Forward-looking information contained in this news release is expressly qualified by this cautionary statement.

The forward-looking information contained in this news release represents the expectations of the Company as of the date of this news release and, accordingly, is subject to change after such date. However, the Company expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities law.

Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed, or accepts responsibility for the adequacy or accuracy of, the content of this news release.

Use of Non-GAAP Financial Information

EBITDA is net income (loss), excluding the effects of income taxes (recovery); net interest expense; depreciation and amortization; and adjusted EBITDA also includes noncash fair value adjustments on investments; unrealized foreign currency gains/losses; share-based compensation expense; and other transactional and special expenses, such as out-of-period insurance recoveries and acquisition costs and expenses related to the markup of acquired finished goods inventory, which are inconsistent in amount and frequency and are not what we consider as typical of our continuing operations. Management believes this measure provides useful information as it is a commonly used measure in the capital markets and as it is a close proxy for repeatable cash generated by operations. We use adjusted EBITDA internally to understand, manage, make operating decisions related to cash flow generated from operations and evaluate our business. In addition, we use adjusted EBITDA to help plan and forecast future periods.

This measure is not necessarily comparable to similarly titled measures used by other companies.

A reconciliation of this measure to Net Loss is provided below.

LOWELL FARMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)
	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$5,498	$1,098
Accounts receivable - net of allowance for doubtful accounts of $959 and $1,053 at September 30, 2023 and December 31, 2022, respectively.	2,634	4,163
Inventory	8,835	10,779
Prepaid expenses and other current assets	1,083	1,522
Total current assets	18,050	17,562
Property and equipment, net	14,342	31,284
Right of use assets, net	53,206	27,362
Other intangibles, net	28,104	42,202
Other assets	672	413

Total assets	$114,374	$118,823

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,035	$2,307
Accrued payroll and benefits	463	350
Notes payable, current portion	6	282
Lease obligation, current portion	1,523	2,659
Convertible debentures	22,081	21,398
Other current liabilities	4,346	3,654
Total current liabilities	32,454	30,650
Notes payable	-	3
Lease obligation	57,893	31,340
Mortgage obligation	-	8,713
Total liabilities	90,347	70,706
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Share capital	191,935	191,742
Accumulated deficit	(167,908)	(143,625)
Total stockholders’ equity	24,027	48,117

Total liabilities and stockholders’ equity	$114,374	$118,823

LOWELL FARMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2023	2022	2023	2022
Net revenue	$6,212	$8,657	$20,770	$34,247
Cost of goods sold	6,656	10,553	21,423	33,075

Gross profit (loss)	(444)	(1,896)	(653)	1,172

Operating expenses
General and administrative	1,805	2,620	4,990	7,433
Sales and marketing	456	601	1,827	4,109
Depreciation and amortization	102	109	317	340
Total operating expenses	2,363	3,330	7,134	11,882

Loss from operations	(2,807)	(5,226)	(7,787)	(10,710)

Other income/(expense)
Other income (expense)	(1,916)	2,771	1,889	2,472
Impairment expense	(13,793)	-	(13,793)	-
Unrealized change in fair value of investment	-	(16)	(28)	(122)
Interest expense	(1,594)	(2,218)	(4,404)	(4,865)
Total other income (expense)	(17,303)	537	(16,336)	(2,515)

Loss before provision for income taxes	(20,110)	(4,689)	(24,123)	(13,225)
Provision for income taxes	60	90	160	225
Net loss	$(20,170)	$(4,779)	$(24,283)	$(13,450)

Net loss per share:
Basic	$(1.66)	$(0.43)	$(1.99)	$(1.20)
Diluted	$(1.66)	$(0.43)	$(1.99)	$(1.20)
Weighted average shares outstanding:
Basic	12,177	11,203	12,177	11,200
Diluted	12,177	11,203	12,177	11,200

LOWELL FARMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited) (in thousands)

	Nine Months Ended
	September 30,	September 30,
	2023	2022
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(24,283)	$(13,450)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,151	5,161
Amortization of debt issuance costs	712	688
Share-based compensation expense	193	427
Provision for doubtful accounts	328	551
Gain on sale leaseback	(3,004)	-
Loss (gain) on lease settlement	(880)	-
Loss on sale of assets	-	41
Unrealized loss on change in fair value of investments	28	122
Impairment expense	13,793	-
Changes in operating assets and liabilities:
Accounts receivable	1,201	1,847
Inventory	1,944	(900)
Prepaid expenses and other current assets	119	(132)
Other assets	(387)	(621)
Accounts payable and accrued expenses	3,190	(48)
Net cash used in operating activities	$(2,895)	$(6,314)
CASH FLOW FROM INVESTING ACTIVITIES
Proceeds from asset sales	-	19
Purchases of property and equipment	(58)	(2,920)
Net cash used in investing activities	$(58)	$(2,901)
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from sale leaseback	8,991	-
Principal payments on lease obligations	(1,551)	(1,818)
Payments on notes payable	(87)	(120)
Proceeds from convertible notes, net of financing costs	-	6,558
Net cash used in financing activities	$7,353	$4,620

Change in cash and cash equivalents	4,400	(4,595)
Cash and cash equivalents-beginning of year	1,098	7,887
Cash, cash equivalents -end of period	$5,498	$3,292

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$2,780	$3,276
Cash paid during the period for income taxes	$87	$182

OTHER NONCASH INVESTING AND FINANCING ACTIVITIES
Purchase of property and equipment not yet paid for	$26	$47

The table below reconciles Net Loss to Adjusted EBITDA for the periods indicated.

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
(in thousands)	2023	2022	2023	2022
Net loss	$(20,170)	$(4,779)	$(24,283)	$(13,450)
Interest expense	1,594	1,355	4,404	4,002
Provision for income taxes	61	90	160	225
Depreciation and amortization in cost of goods sold	1,405	1,528	3,834	4,416
Depreciation and amortization in operating expenses	102	110	317	340
Depreciation and amortization in other income (expense)	-	104	-	419
EBITDA(1)	(17,008)	(1,592)	(15,568)	(4,048)
Investment and currency (gains)/ losses	2	16	30	122
Share-based compensation	92	109	193	427
Inventory revaluation	(157)	-	(157)	-
Debt Repurchase charges(4)	14,025	-	14,025	-
Other charges(2)(3)	1,723	(2,014)	(2,161)	(1,984)
Adjusted EBITDA(1)	$(1,323)	$(3,481)	$(3,638)	$(5,483)